Exhibit 99.1

CRISPR Therapeutics Announces Patent

for CRISPR/Cas Genome Editing in China

•	Patent includes CRISPR/Cas9 gene editing methods and compositions for use in any non-cellular and cellular setting, including human and other eukaryotic cells

BASEL, Switzerland, June 19, 2017 (GLOBE NEWSWIRE) — CRISPR Therapeutics (NASDAQ:CRSP), a biopharmaceutical company focused on creating transformative gene-based medicines for serious diseases, announced that China’s State Intellectual Property Office (“SIPO”) has granted a patent broadly covering CRISPR’s in-licensed gene editing technology. The claims are directed to CRISPR/Cas9 single-guide gene editing methods for modifying target DNA in both non-cellular and cellular settings, including in cells from vertebrate animals such as human or mammalian cells – as well as composition of matter and system claims for use in any setting, including claims for use in producing medicines for treating disease.

“Following recent grants in Europe and the United Kingdom, we’re pleased to see the expansion of our portfolio of foundational CRISPR/Cas gene editing cases globally with the decision by the Chinese Intellectual Property Office, recognizing the broad applicability of our underlying patent applications for uses in all settings, including in human and other eukaryotic cells,” said Dr. Tyler Dylan-Hyde, Chief Legal Officer of CRISPR Therapeutics AG.

The European Patent Office and the United Kingdom’s Intellectual Property Office have previously issued patents from the underlying international patent application. This application is based on the same U.S. priority application that has been involved in an interference proceeding with the Broad et al., which priority application (USSN 61/652086) was filed on May 25, 2012, on behalf of CRISPR’s co-founder Dr. Emmanuelle Charpentier (currently a director at the Max-Planck Institute in Berlin) along with the Regents of the University of California (the assignee of Jennifer Doudna and colleagues) and the University of Vienna (the assignee of Krzysztof Chylinkski).

About CRISPR Therapeutics

CRISPR Therapeutics is a leading gene-editing company focused on developing transformative gene-based medicines for serious diseases using its proprietary CRISPR/Cas9 gene-editing platform. CRISPR/Cas9 is a revolutionary technology that allows for precise, directed changes to genomic DNA. The Company’s multi-disciplinary team of world-class researchers and drug developers is working to translate this technology into breakthrough human therapeutics in a number of serious diseases. Additionally, CRISPR Therapeutics has established strategic collaborations with Bayer AG and Vertex Pharmaceuticals to develop CRISPR-based therapeutics in diseases with high unmet need. The foundational CRISPR/Cas9 patent estate for human therapeutic use was licensed from the Company’s scientific founder Dr. Emmanuelle Charpentier. CRISPR Therapeutics is headquartered in Basel, Switzerland, with offices in London, United Kingdom, and R&D operations in Cambridge, Massachusetts. For more information, please visit www.crisprtx.com.

Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the intellectual property protection of our technology and therapies, the intellectual property positions of third parties, and the therapeutic value, development, and commercial potential of CRISPR/Cas-9 gene editing technologies and therapies. You are cautioned that forward-looking statements are inherently uncertain. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those projected or suggested in the forward-

looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: uncertainties regarding the intellectual property protection for our technology and intellectual property belonging to third parties; uncertainties inherent in the initiation and completion of preclinical studies for the Company’s product candidates; availability and timing of results from preclinical studies; whether results from a preclinical trial will be predictive of future results of the future trials; expectations for regulatory approvals to conduct trials or to market products; and those risks and uncertainties described under the heading “Risk Factors” in the company’s most recent annual report on Form 10-K, and in any other subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The information contained in this press release is provided by the company as of the date hereof, and, except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking information contained in this press release.

Media Contact:

Jennifer Paganelli

WCG for CRISPR

347-658-8290

jpaganelli@wcgworld.com

Investor Contact:

Chris Brinzey

Westwicke Partners for CRISPR

+1 339-970-2843

chris.brinzey@westwicke.com